Exhibit 10.14

Execution Version

SUBORDINATED LOAN AGREEMENT

dated as of September 28, 2004,

as amended as of December 19, 2005, 11 August 2008, and 8 September 2009,

and amended and restated as of 22 November 2011,

by and among

MAKHTESHIM AGAN INDUSTRIES LTD.,

as Subordinated Lender,

DONEGAL RECEIVABLES PURCHASING LIMITED,

as Purchaser,

MAKHTESHIM AGAN INDUSTRIES LTD.,

as Servicer

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS

RABOBANK INTERNATIONAL), LONDON BRANCH,

as Agent

TABLE OF CONTENTS

(continued)

Exhibits

Exhibit A – Form of Subordinated Loan Borrowing Request

SUBORDINATED LOAN AGREEMENT

THIS SUBORDINATED LOAN AGREEMENT (this “Agreement”), dated as of September 28, 2004, as amended as of December 19, 2005, 11 August 2008, and 8 September 2009, and amended and restated as of 22 November 2011, by and among MAKHTESHIM AGAN INDUSTRIES LTD., a limited company incorporated under the laws of the State of Israel (the “Subordinated Lender”), DONEGAL RECEIVABLES PURCHASING LIMITED, a limited company incorporated under the laws of the Republic of Ireland (the “Purchaser”), MAKHTESHIM AGAN INDUSTRIES LTD., a limited company incorporated under the laws of the State of Israel (the “Servicer”), as the initial Servicer, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH, of Thames Court, One Queenhithe, London EC4V 3RL (the “Agent”), as Agent.

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Terms Defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the Closing Date and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

SECTION 1.2 Additional Definitions

In addition, as used in this Agreement, the following terms shall have the following meanings:

“Agent” is defined in the preamble.

“Loan Date” is defined in Section 2.3.

“Permitted Payments” is defined in Section 7.2.

“Purchaser” is defined in the preamble.

“Schedule of Definitions” is defined in Section 1.1.

“Senior Obligations” means all Aggregate Unpaids which may now or hereafter be owing by the Purchaser to the Agent and/or any other Secured Party under the Transaction Documents.

“Servicer” is defined in the preamble.

“Subordinated Facility Amount” is defined in Section 2.1.

“Subordinated Lender” is defined in the preamble.

“Subordinated Loan” means each loan made by the Subordinated Lender to the Purchaser pursuant hereto.

“Subordinated Loan Borrowing Request” is defined in Section 2.2.

“Subordinated Loan Event of Default” is defined in Section 6.1.

“Subordinated Obligations” means all obligations which may now or hereafter be owing by the Purchaser or any of its successors or assigns to the Subordinated Lender or any of its successors or assigns.

SECTION 1.3 Interpretation

The principles of interpretation set forth in Sections 1.3 and 1.4 of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

ARTICLE II

THE SUBORDINATED FACILITY

SECTION 2.1 Subordinated Facility

The Subordinated Lender hereby grants to the Purchaser, upon the terms and subject to the conditions hereof, a committed multi-currency subordinated revolving credit facility in an aggregate amount equal to the Dollar Equivalent of three hundred fifty million Dollars ($350,000,000) (the “Subordinated Facility Amount”).

SECTION 2.2 Borrowing Request

(a) The Purchaser may from time to time request the Subordinated Lender to make a Subordinated Loan to the Purchaser by delivering (or causing to be delivered) to the Subordinated Lender a Subordinated Loan Borrowing Request, substantially in the form of Exhibit A hereto (each, a “Subordinated Loan Borrowing Request”), no later than 11:00 a.m. (London time) on the Loan Date for such Subordinated Loan (including the initial Subordinated Loan). The Purchaser hereby authorizes each of the Servicer and the Agent at any time to deliver a Subordinated Loan Borrowing Request on behalf of the Purchaser hereunder.

(b) If on any day the Purchaser has insufficient funds to pay any amount described in Section 3.1(b) (or any corresponding Section) of any Purchase and Sale Agreement that is due on such day, the Purchaser (or the Servicer or the Agent on the Purchaser’s behalf) shall request a Subordinated Loan on such day in an amount equal to such insufficiency.

SECTION 2.3 Borrowing Procedures

Each such Subordinated Loan Borrowing Request shall specify (i) the desired date of such Subordinated Loan (each a “Loan Date”), which shall be a Business Day occurring during the period beginning on (and including) the Closing Date and ending on (and including) the date which is the Settlement Date immediately following the Termination Date, (ii) the desired amount of such Subordinated Loan, (iii) the Currency of such Subordinated Loan, and (iv) all other information specified in Exhibit A. Each Subordinated Loan shall be remitted to the relevant account of the Purchaser or to the relevant account of the Servicer, as applicable, specified from time to time pursuant to Schedule 1.6 (Address and Payment Information) to the Schedule of Definitions; provided that such monies must be remitted to the account of the Purchaser if the Agent shall have notified the Subordinated Lender and the Purchaser to such effect.

SECTION 2.4 Purpose; Application of Proceeds

(a) Except as provided in the Receivables Funding Agreement and the Servicing Agreement, the proceeds of the Subordinated Loans made hereunder shall be used by the Purchaser to pay Aggregate Unpaids and/or pay the purchase price (including the deferred portion of the purchase price) of Receivables and related other Affected Assets pursuant to, and in accordance with, the Transaction Documents.

(b) The Purchaser (or, if such proceeds are disbursed to the Servicer, the Servicer on the Purchaser’s behalf) shall apply the proceeds of each Subordinated Loan to:

(i) the payment of Aggregate Unpaids pursuant to Article IV (Allocation, Deposit and Distribution of Available Funds) of the Servicing Agreement, or

(ii) (A) the payment of the purchase price of Receivables transferred (or to be transferred) to the Purchaser by the Originators identified in the Subordinated Loan Borrowing Request related to such proceeds, or (B) the payment of amounts described in Section 3.1(b) (or any corresponding Section) of any Purchase and Sale Agreement.

In the case of payments made pursuant to sub-clause (b)(ii), the amount paid to each Originator shall be the amount identified for such Originator in the related Subordinated Loan Borrowing Request.

SECTION 2.5 Availability

If the Purchaser (or the Servicer or the Agent on its behalf) requests a Subordinated Loan pursuant to Section 2.1, the Subordinated Lender will make such Subordinated Loan in accordance with the provisions hereof on the relevant Loan Date for such Subordinated Loan, unless on such Loan Date:

(a) after giving effect to such Subordinated Loan, the Dollar Equivalent of the aggregate outstanding principal amount of all Subordinated Loans would exceed the Subordinated Facility Amount;

(b) a Subordinated Loan Event of Default shall have occurred and be continuing; or

(c) an Event of Bankruptcy shall have occurred with respect to the Purchaser;

provided that, in the event that any of the conditions specified in clauses (a) through (c) are not satisfied on any Loan Date, the Subordinated Lender may, if it so elects, make such Subordinated Loan to the Purchaser notwithstanding anything in this Section 2.5 to the contrary.

SECTION 2.6 Limitation on Subordinated Loans

The parties hereto hereby acknowledge and agree that Subordinated Loans shall only be requested and made hereunder at such times, and in such amounts, as is set forth herein.

ARTICLE III

INTEREST, REPAYMENT AND PAYMENTS

SECTION 3.1 Interest

The Purchaser shall pay interest with respect to each Subordinated Loan on the aggregate outstanding principal amount of such Subordinated Loan at a variable rate per annum equal to the Offshore Rate from time to time in effect with respect to the Currency in which such Subordinated Loan is denominated plus two percent (2.00%) (or at such other rate of interest that the Purchaser and the Subordinated Lender (with the consent of the Agent) agree more accurately reflects a market rate of interest on loans similar to the loans to be made hereunder). Such interest shall, in accordance with Section 4.2 of the Servicing Agreement, be paid on each Settlement Date to the extent that the Purchaser has available funds that are not needed to satisfy Senior Obligations then due and owing.

SECTION 3.2 Repayment

The Purchaser shall, in accordance with Section 4.2 of the Servicing Agreement, repay the outstanding principal amount of the Subordinated Loans (or any portion thereof) from time to time on any Settlement Date to the extent the Purchaser has funds that are not needed to satisfy amounts ranking in priority to the Subordinated Loan then due and owing (including Senior Obligations then due and owing, any unpaid purchase price for new Receivables and related other Affected Assets under any Purchase and Sale Agreement, and any interest in respect of the aggregate Deferred Obligation Amount pursuant to any Purchase and Sale Agreement); provided that, notwithstanding anything herein to the contrary, the aggregate outstanding principal amount of all of the Subordinated Loans shall in any event be due and payable not later than two (2) years and one (1) day after the Final Payout Date.

SECTION 3.3 Payments

(a) On each Settlement Date on which this Agreement requires an amount to be paid by the Purchaser to the Subordinated Lender (including any amount to be paid by the Servicer on behalf of the Purchaser pursuant to the Servicing Agreement), such amount shall be paid in accordance with Article IV of the Servicing Agreement by wire transfer of same day funds in the applicable Currency to the relevant account of the Subordinated Lender specified from time to time pursuant to Schedule 1.6 (Address and Payment Information) to the Schedule of Definitions.

(b) On each Loan Date, the Subordinated Lender shall remit the aggregate amount of each Subordinated Loan to be made on such Loan Date to the Purchaser by wire transfer of same day funds in the applicable Currency to the Purchaser’s account at the location indicated in Schedule 1.6 (Address and Payment Information) to the Schedule of Definitions or to any other account specified by the Purchaser (including to the account of the Servicer specified in Schedule 1.6 (Address and Payment Information) to the Schedule of Definitions for further payment to the Purchaser or any Originator in respect of any purchase of Receivables and related other Affected Assets by the Purchaser or any Originator).

ARTICLE IV

REPRESENTATIONS

SECTION 4.1 Purchaser’s Representations

The Purchaser represents and warrants to the Subordinated Lender that on the Closing Date and on each Loan Date:

(a) it is a limited company duly incorporated and validly existing under the laws of its jurisdiction of organization and not in liquidation, with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other action required to authorize its execution and performance of this Agreement has been duly taken; and

(b) it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Purchaser’s knowledge) threatened against it for its suspension of payments, bankruptcy, winding-up or dissolution or for any similar proceedings in any jurisdiction.

SECTION 4.2 Subordinated Lender’s Representations

The Subordinated Lender represents and warrants to the Purchaser that on the Closing Date and on each Loan Date:

(a) Status. It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. It has the power to own its assets and carry on its business as it is being conducted.

(b) Non-conflict with other obligations. The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with (i) any law or regulation applicable to it, (ii) its constitutive documents, or (iii) any agreement or instrument binding upon it or any of its assets.

(c) Power and authority. It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Agreement.

(d) No proceedings pending or threatened. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

(e) Qualifying Lender. It is and will remain a Qualifying Lender.

ARTICLE V

COVENANTS

At all times from the date hereof to the Final Payout Date, unless the Subordinated Lender shall otherwise consent in writing:

(a) the Purchaser shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement;

(b) the Purchaser shall promptly notify the Subordinated Lender, the Servicer and the Agent of the occurrence of any Subordinated Loan Event of Default hereunder;

(c) the Purchaser shall not engage in any business other than the transactions contemplated by the Transaction Documents and activities reasonably incidental thereto; and

(d) the Purchaser shall apply and otherwise use the proceeds of each Subordinated Loan in accordance with Section 2.4.

ARTICLE VI

SUBORDINATED LOAN EVENTS OF DEFAULT

SECTION 6.1 Events of Default

Each of the following shall constitute a “Subordinated Loan Event of Default”:

(a) any representation or statement made by the Purchaser in this Agreement is or proves to have been incorrect or misleading in any material respect when made;

(b) the Purchaser fails duly to perform or comply with any of the material obligations expressed to be assumed by it in Article V, and such failure shall continue for thirty (30) days after the Purchaser obtains actual knowledge thereof; or

(c) an Event of Bankruptcy shall occur with respect to the Purchaser.

SECTION 6.2 Remedies

Upon the occurrence of any Subordinated Loan Event of Default under Section 6.1(c), the Subordinated Loans shall become immediately due and payable together with accrued interest thereon, and the Subordinated Lender’s commitment to make further Subordinated Loans pursuant hereto shall forthwith be cancelled. Upon the occurrence of any other Subordinated Loan Event of Default, the Subordinated Lender may by written notice to the Purchaser (with a copy to the Agent) declare the Subordinated Loans to be immediately due and payable together with accrued interest thereon, and the Subordinated Lender’s commitment to make further Subordinated Loans pursuant hereto shall forthwith be cancelled.

ARTICLE VII

SUBORDINATION

SECTION 7.1 Subordination

The payment and performance of the Subordinated Obligations is hereby subordinated to the Senior Obligations and, except as set forth in Section 7.2, the Subordinated Lender will not ask, demand, sue for, take or receive from the Purchaser, by setoff or in any other manner, the whole or any part of any Subordinated Obligations, unless and until the Senior Obligations shall have been fully paid and satisfied (the temporary reduction of outstanding Senior Obligations not being deemed to constitute full payment or satisfaction thereof).

SECTION 7.2 Permitted Payments

Notwithstanding Section 7.1 and subject to Sections 7.3 and 7.5, the Purchaser may repay any Subordinated Loan made hereunder together with any interest accrued thereon, from funds available in accordance with Section 4.2 of the Servicing Agreement (all such payments being herein called “Permitted Payments”). To the extent the Purchaser has funds available after paying amounts ranking in priority to the Subordinated Obligations then due and owing (including Senior Obligations then due and owing, any unpaid purchase price for new Receivables and related other Affected Assets under any Purchase and Sale Agreement, and any interest in respect of the aggregate Deferred Obligation Amount pursuant to any Purchase and Sale Agreement), the Purchaser will to the extent that it elects to make any Permitted Payment use such available funds (i) first, for the payment or provision of payment when due of accrued interest pursuant to, and in accordance with, Section 3.1, and (ii) second, to the payment of the outstanding principal amount of the Subordinated Loans.

SECTION 7.3 No Exercise of Remedies

Prior to the full and final payment in cash of the Senior Obligations, the Subordinated Lender shall have no right to sue for or otherwise exercise any remedies with respect to any Permitted Payment, or otherwise take any action against the Purchaser or the Purchaser’s property with respect to any Permitted Payment.

SECTION 7.4 Turnover

Should any payment or distribution be received by the Subordinated Lender upon or with respect to the Subordinated Obligations (other than Permitted Payments) prior to the full and final payment in cash of the Senior Obligations, the Subordinated Lender shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Senior Obligations, and shall forthwith deliver the same directly to the Agent (in the form received, except where endorsement or assignment by the Subordinated Lender is necessary in which case the Subordinated Lender shall provide such endorsement or assignment without delay), for application to the Senior Obligations, whether or not then due.

SECTION 7.5 Claims, etc.

In the event of any Event of Bankruptcy with respect to the Purchaser (a) the Subordinated Lender shall promptly file a claim or claims, in the form required in such Event of Bankruptcy, for the full outstanding amount of the Subordinated Obligations, and shall use commercially reasonable efforts to cause such claim or claims to be approved and all payments or other distributions in respect thereof to be made directly to the Agent (for the benefit of the holders of Senior Obligations) until all Senior Obligations shall have been fully and finally paid in cash, and (b) the Subordinated Lender shall not be subrogated to the rights of any such holder to receive payments or distributions from the Purchaser until two (2) years and one (1) day after the full and final payment in cash of all Senior Obligations.

SECTION 7.6 Reinstatement

If at any time any payment (in whole or in part) made with respect to any Senior Obligation is rescinded or must be restored or returned (whether in connection with any Event of Bankruptcy or otherwise), the subordination provisions contained in this Article VII shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

SECTION 7.7 Continuing Obligations

The subordination provisions contained in this Article VII shall not be impaired by amendment or modification to the Transaction Documents or any lack of diligence in the enforcement, collection or protection of, or realization on, the Senior Obligations or any security therefor.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Term of Agreement

This Agreement shall terminate two (2) years and one (1) day after the Final Payout Date; provided that (a) the rights and remedies of the Agent and the other Secured Parties with respect to any representation and warranty made or deemed to be made by the Subordinated Lender pursuant to this Agreement, and (b) the agreements set forth in Sections 8.9, 8.10, 8.11 and 8.12, shall be continuing and shall survive any termination of this Agreement.

SECTION 8.2 Waivers; Amendments

(a) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Purchaser, the Subordinated Lender and the Agent.

SECTION 8.3 Notices

All communications and notices provided for hereunder shall be provided in the manner described in Section 1.6 of the Schedule of Definitions.

SECTION 8.4 Governing Law; Submission to Jurisdiction; Appointment of Service Agent

(a) This Agreement and any non-contractual obligations arising out of or in connection with it and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English law.

(b) The Subordinated Lender agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c) The Subordinated Lender for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d) The Subordinated Lender agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England to the English Process Agent.

(e) The submission to the jurisdiction of the courts referred to in clause (b) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Subordinated Lender or any of its property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(f) The Subordinated Lender hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, the Subordinated Lender agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against the Subordinated Lender pursuant to this Section 8.4, including the cost of all stamp duties (if any) payable in connection therewith.

SECTION 8.5 Integration

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 8.6 Severability and Partial Invalidity

(a) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b) If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

SECTION 8.7 Counterparts; Facsimile Delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 8.8 Successors and Assigns; Binding Effect

(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that the Subordinated Lender may not assign or otherwise transfer any of its rights or delegate or otherwise transfer any of its duties or obligations hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent and the Servicer.

(b) The Subordinated Lender acknowledges and consents to the provisions of Section 9.8 of the Receivables Funding Agreement regarding certain permitted assignments by the Facility Lenders.

SECTION 8.9 Consent to Disclosure

The Subordinated Lender hereby consents to the disclosure of any Non-Public Information with respect to it received by the Agent or any other Secured Party to (i) the Agent, (ii) any Facility Lender, (iii) any potential Facility Lender or Conduit Assignee, (iv) any Conduit, any Administrator, any Conduit Support Provider or any Conduit CP Funding Provider of any Facility Lender or potential Facility Lender, (v) any nationally recognized statistical rating organization rating any Commercial Paper issued to fund any Advance, (vi) any dealer or placement agent of or depositary for any Commercial Paper issued to fund any Advance, (vii) any of such Person’s legal counsel, accountants or other professional advisers in relation to this Agreement or any other Transaction Document or (viii) any Person appointed from time to time to conduct due diligence in respect of the transactions contemplated by the Transaction Documents, in each case provided that (A) such disclosure is, in the reasonable opinion of the Person making such disclosure, appropriate in the context of the transactions contemplated herein and in the other Transaction Documents or otherwise required in connection with such Person’s Commercial Paper program or other securitization program or any transaction contemplated thereby, and (B) the recipient of such information has been informed of its confidential nature and receives such information on the basis that it is to be held in confidence.

SECTION 8.10 Confidentiality

(a) The Subordinated Lender hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to the Agent or any other Secured Party to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that a Conduit Termination Date shall have been declared, or (iii) as otherwise required by applicable Law, the applicable rules of any stock exchange or similar body or order of a court of competent jurisdiction.

(b) Subject to Section 8.9, the Agent hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to the Subordinated Lender to any other Person except as otherwise required by applicable Law or order of a court of competent jurisdiction.

(c) Notwithstanding anything in this Agreement, any party to any of the Transaction Documents (and each employee, agent or representative of any such party) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to any such party relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable securities laws.

SECTION 8.11 No Petition

The Subordinated Lender hereby covenants and agrees that:

(a) prior to the date which is two (2) years and one (1) day after the Final Payout Date, it will not institute any proceeding of a type referred to in the definition of Event of Bankruptcy against, or join any other Person in instituting such a proceeding against, any Conduit or any Conduit CP Funding Provider that acts as, or that provides funding to, a Facility Lender; and

(b) prior to the date which is two (2) years and one (1) day after the Final Payout Date, it will not institute any proceeding of a type referred to in the definition of Event of Bankruptcy against, or join any other Person in instituting such a proceeding against, the Purchaser.

SECTION 8.12 Limited Recourse

(a) Notwithstanding anything to the contrary contained in this Agreement, the obligations of each Facility Lender under each of the Transaction Documents to which it is a party are solely the corporate obligations of such Facility Lender and shall be payable solely to the extent of funds received from the Purchaser in accordance with the Transaction Documents or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper issued to fund the acquisition of Receivables.

(b) Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser under each of the Transaction Documents to which it is a party are solely the corporate obligations of the Purchaser and shall be payable solely to the extent of funds received by the Purchaser and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.

SECTION 8.13 Contracts (Rights of Third Parties) Act (1999)

Except in respect of the Purchaser, the Agent and the other Secured Parties, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of this Agreement pursuant to the Contracts (Rights of Third Parties) Act (1999), the parties hereto do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act (1999).

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MAKHTESHIM AGAN INDUSTRIES LTD., as Subordinated Lender

By:	/s/ Moshe Kuperberg /s/ Aviram Lahav

Name:	Moshe Kuperberg Aviram Lahav

Title:	Financial Manager Group CFO

DONEGAL RECEIVABLES PURCHASING LIMITED, as Purchaser

By:	/s/ Eimir McGrath

Name:	Eimir McGrath

Title:	Alternate Director

MAKHTESHIM AGAN INDUSTRIES LTD., as Servicer

By:	/s/ Moshe Kuperberg /s/Aviram Lahav

Name:	Moshe Kuperberg Aviram Lahav

Title:	Financial Manager Group CFO

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH, as Agent

By:	/s/ Donna Kunzig	By:	/s/ Sarah Mason

Name:	Donna Kunzig	Name:	Sarah Mason

Title:	Executive Director	Title:	Executive Director

S-1

EXHIBIT A

Form of Subordinated Loan Borrowing Request

DONEGAL RECEIVABLES PURCHASING LIMITED (the “Purchaser”), pursuant to Section 2.2 of the Subordinated Loan Agreement, dated as of September 28, 2004, as amended as of December 19, 2005, 11 August 2008, and 8 September 2009, and amended and restated as of      November 2011, (as amended, modified, or supplemented from time to time, the “Agreement”), among the Purchaser, as borrower, Makhteshim Agan Industries Ltd. (the “Subordinated Lender”). Makhteshim Agan Industries Ltd., as Servicer, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, as Agent, hereby requests that a Subordinated Loan be made pursuant to the Agreement. Capitalized terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.

The Purchaser hereby requests that:

(1)	The Loan Date of the Subordinated Loan will be:	—

(2)	The amount of the Subordinated Loan will be:	—

(3)	The Currency of the Subordinated Loan will be:	[Dollars] [Euro] [Shekels] [Sterling] [Australian Dollars] [Zloty];[1] and

(4)	The Account into which the Subordinated Loan shall be paid:	[insert account details, specifying whether Purchaser Account or Servicer Account (for and on behalf of the Purchaser)]

The Purchaser hereby certifies that the Subordinated Loan will be applied to [the payment of Aggregate Unpaids pursuant to Article IV (Allocation, Deposit and Distribution of Available Funds) of the Servicing Agreement] [the payment of the purchase price of Receivables transferred (or to be transferred) to the Purchaser by the Originators identified in the annex to this Subordinated Loan Borrowing Request] [the payment of amounts described in Section 3.1(b) (or any corresponding Section) of any Purchase and Sale Agreement].2

The Purchaser hereby certifies as of the date hereof that the conditions precedent to such Subordinated Loan set forth in the Agreement have been satisfied, and that all of the representations and warranties made in Article IV (Representations) of the Agreement are true and correct on and as of the Loan Date, both before and after giving effect to such Subordinated Loan.

[1]	Include relevant option.
[2]	Include relevant opinion or options.

Dated:

DONEGAL RECEIVABLES PURCHASING LIMITED

By:

Name:

Title:

Exhibit A-1